SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   February 5, 2008

POWER MEDICAL INTERVENTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33770	23-3011410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2021 Cabot Boulevard, Langhorne, Pennsylvania 19047

(Address of principal executive offices) (Zip Code)

2021 Cabot Boulevard, Langhorne, Pennsylvania 19047

(Mailing Address)

(267) 775-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Short Term Cash Incentives for Senior Executives

                    On February 5, 2008, the compensation committee of our board of directors approved short-term cash incentive plans for Michael P. Whitman, our chief executive officer, John P. Gandolfo, our chief financial officer and Alex Bourdon, our chief operations officer.  We had entered into an employment with Mr. Whitman in 2007, which required us to negotiate a short-term cash incentive plan with him at the beginning of 2008.  We also had entered into employment agreements with Messrs. Gandolfo and Bourdon, in 2007 and 2006 respectively, which required us to determine their short-term cash incentive plans at the beginning of 2008.

                    All three cash incentive plans provide that if we achieve a specified revenue target and do not exceed a specified operating loss target in fiscal year 2008, and if these officers remain employed by us throughout the year, then we will pay them cash bonuses in early 2009.  The cash bonuses to be paid to Messrs. Gandolfo and Bourdon for fiscal year 2008 will equal the lesser of (x) $275,000 or (y) the sum of (A) $96,250 plus (B) 29.4% of a “Savings Bonus Pool.”  The cash bonus for Mr. Whitman for fiscal 2008 will equal the lesser of (x) $577,500 or (y) the sum of (A) $288,750 plus (B) 41.2% of the Savings Bonus Pool.  The “Savings Bonus Pool” will be 30% of the amount, if any, by which our actual operating loss in fiscal year 2008 is more favorable (i.e., less than) the specified operating loss objective.

Non-qualified Stock Option Award

At a meeting held on January 23, 2008, our compensation committee granted Mr. Whitman a non-qualified option to purchase 413,768 shares of our common stock.  The timing of this grant and the number of shares purchasable under the option were prescribed in Mr. Whitman’s 2007 employment agreement.  The option was granted under our 2007 Equity Incentive Plan and has an exercise price of $11.31 per share, which was the last reported sale price of our common stock on the NASDAQ Global Market on January 23, 2008.  The option will vest over 4 years in equal quarterly installments, with the first installment vesting on March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWER MEDICAL INTERVENTIONS, INC.

	By:	/s/ John P. Gandolfo
John P. Gandolfo
Chief Financial Officer

Date: February 8, 2008